Exhibit 99.1

FOR IMMEDIATE RELEASE

MEDALIST DIVERSIFIED REIT REPORTS FISCAL YEAR 2018 RESULTS

Richmond, VA – March 12, 2019 – Medalist Diversified REIT, Inc. (NASDAQ: MDRR) (the “Company” or “Medalist”), a Virginia-based real estate investment trust that specializes in acquiring, owning and managing value-add commercial real estate in the Southeast region of the U.S., today announced financial results for the fiscal year ended December 31, 2018.

2018 Year-End Highlights

•	FY 2018 revenue of $6.6 million, up from $1.7 million in the prior year.
•	FY 2018 net loss of $3.0 million, up from $1.0 million in the prior year.
•	Basic and Diluted EPS of ($1.39) for FY 2018, compared with ($1.28) in the prior year.
•	FFO of ($0.38); AFFO of ($0.40).
•	Completed an initial public offering on November 30, 2018, raising net proceeds of $1.8 million.
•	Paid a regular quarterly dividend of $0.175 on December 14, 2018.

Medalist CEO Tim Messier commented, “2018 was a big year for us as we completed our initial public offering and began trading on the Nasdaq Capital Market. We look forward to building on this success by expanding our property portfolio to support our dividend going forward. We have a robust pipeline of attractive properties under review and look forward to a productive 2019.”

The following table summarizes the Company’s property portfolio at December 31, 2018. Please refer to the Company’s annual report on Form 10-K for further details on the property portfolio.

Property	City	Type	Occupancy	Average Daily Rate	Ownership %
Franklin Square	Gastonia, NC	Retail	92.5%	—	100%
Hampton Inn	Greensboro, NC	Lodging	—	$117.88	64%
Hanover Square North	Mechanicsville, VA	Retail	96.7%	—	84%

Medalist Diversified REIT, Inc. and Subsidiaries
Consolidated Balance Sheets
December 31, 2018 and 2017

	2018	2017
ASSETS
Investment properties, net	$45,323,497	$34,229,888
Cash	1,327,424	263,002
Rent and other receivables, net of allowance of $15,194 and $38,628, as of December 31, 2018 and 2017, respectively	108,478	122,017
Unbilled rent	259,216	51,784
Security deposits	71,022	54,119
Advance deposits	423,747	-
Escrows and operating property reserves	719,588	406,401
Property capital reserves	2,002,762	2,571,325
Intangible assets, net	2,585,834	2,259,904
Interest rate cap, at fair value	126,797	83,436
Prepaid expenses	158,687	50,802
Total Assets	$53,107,052	$40,092,678
LIABILITIES
Accounts payable and accrued liabilities	$826,336	$1,113,117
Intangible liabilities, net	439,726	300,724
Notes payable, short term	-	1,500,000
Related party notes payable, short term	-	677,538
Mortgages payable, net	33,236,397	24,419,268
Total Liabilities	$34,502,459	$28,010,647
EQUITY
Preferred stock, $.01 par value, 250,000,000 shares authorized, none issued and outstanding	$-	$-
Common stock, $.01 par value, 750,000,000 shares authorized, 2,321,582 and 1,148,002 shares issued and outstanding at December 31, 2018 and 2017, respectively	23,216	11,480
Additional paid-in capital	22,077,827	11,086,897
Offering costs	(1,835,291)	(912,060)
Accumulated deficit	(5,229,760)	(1,398,222)
Total Shareholders' Equity	15,035,992	8,788,095
Noncontrolling interests - Hampton Inn Property	2,009,031	2,211,345
Noncontrolling interests - Hanover Square Property	608,943	-
Noncontrolling interests - Operating Partnership	950,627	1,082,591
Total Equity	$18,604,593	$12,082,031
Total Liabilities and Equity	$53,107,052	$40,092,678

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Medalist Diversified REIT, Inc. and Subsidiaries
Consolidated Statements of Operations
For the years ended December 31, 2018 and 2017

	2018	2017
REVENUE
Retail center property revenues	$2,372,666	$1,091,915
Retail center property tenant reimbursements	541,116	233,240
Hotel property room revenues	3,636,485	396,088
Hotel property other revenues	39,684	3,414
Total Revenue	$6,589,951	$1,724,657
OPERATING EXPENSES
Retail center property operating expenses	976,468	602,970
Hotel property operating expenses	2,608,825	356,427
Share based compensation expenses	790,340	-
Legal, accounting and other professional fees	924,651	253,056
Corporate general and administrative expenses	119,679	54,185
Loss on impairment	191,578	-
Depreciation and amortization	2,043,323	743,146
Total Operating Expenses	7,654,864	2,009,784
Operating Loss	(1,064,913)	(285,127)
Interest expense	1,917,183	766,857
Net Loss from Operations	(2,982,096)	(1,051,984)
Other income	44,094	83,436
Net Loss before Income Taxes	(2,938,002)	(968,548)
Income tax expense	53,151	-
Net Loss	(2,991,153)	(968,548)
Less: Net loss attributable to Hampton Inn Property noncontrolling interests	(166,314)	(50,095)
Less: Net loss attributable to Hanover Square Property noncontrolling interests	(15,177)	-
Less: Net loss attributable to Operating Partnership noncontrolling interests	(66,339)	(70,534)
Net Loss Attributable to Medalist Common Shareholders	$(2,743,323)	$(847,919)
Loss per share from operations - basic and diluted	$(1.39)	$(1.28)
Weighted-average number of shares - basic and diluted	1,967,980	661,363
Dividends declared per common share	$0.525	$0.350

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Medalist Diversified REIT, Inc. and Subsidiaries

Consolidated Statements of Cash Flows
For the years ended December 31, 2018 and 2017

	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(2,991,153)	$(968,548)
Adjustments to reconcile consolidated net loss to net cash used in operating activities
Depreciation	1,461,630	498,819
Amortization	581,693	244,327
Loan cost amortization	166,600	35,630
Amortization of tenant inducements	11,360	-
Increase in fair value - interest rate cap	(43,361)	(83,436)
Above (below) market lease amortization, net	136,370	97,037
Share-based compensation	790,340	-
Loss on impairment	191,578	-
Changes in assets and liabilities, net of acquisitions
Rent and other receivables, net	13,539	(122,017)
Unbilled rent	(207,432)	(51,784)
Prepaid expenses	(107,885)	(50,802)
Cash restricted for operating property security deposits	(16,903)	(54,119)
Cash restricted for escrows and operating property reserves	(13,187)	(406,401)
Accounts payable and accrued liabilities	(423,955)	817,447
Net cash used in operating activities	(450,766)	(43,847)
CASH FLOWS FROM INVESTING ACTIVITIES
Investment property acquisitions, net of cash acquired	(4,312,209)	(24,308,692)
Capital expenditures	(986,470)	(208,006)
Advance deposits	(423,747)	-
Decrease in property capital reserves	568,563	593,451
Net cash used in investing activities	(5,153,863)	(23,923,247)
CASH FLOWS FROM FINANCING ACTIVITIES
Dividends and distributions paid	(1,213,840)	(422,686)
Investment of noncontrolling interests	648,120	2,300,031
Issuance of notes payable and related party notes payable	-	2,177,538
Repayment of notes payable and related party notes payable	(2,177,538)	-
Proceeds from mortgages payable, net	250,652	10,181,309
Repayment of mortgages payable	(127,438)	-
Proceeds from sales of common stock, net	9,289,095	9,993,822
Net cash provided by financing activities	6,669,051	24,230,014
INCREASE IN CASH AND CASH EQUIVALENTS	1,064,422	262,920
CASH AND CASH EQUIVALENTS, beginning of period	263,002	82
CASH AND CASH EQUIVALENTS, end of period	$1,327,424	$263,002
Supplemental Disclosures and Non-Cash Activities:
Other cash transactions:
Interest paid	$1,850,615	$585,179
Non-cash transactions:
Mortgage payable assumed for acquisition of Hanover Square Property	$8,527,315	$-
Mortgage payable assumed for acquisition of Franklin Square Property	-	14,275,000
Noncontrolling interests resulting from issuance of operating partnership units	-	1,175,000
Issuance of common stock related to Hampton Inn Property acquisition	-	300,000
Warrants issued	49,890	-
Capital expenditures recorded but not yet paid	137,174	-

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Non-GAAP Financial Measures

We use Funds from operations (“FFO”), a non-GAAP measure, as an alternative measure of our operating performance, specifically as it relates to results of operations and liquidity. We compute FFO in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) in its March 1995 White Paper (as amended in November 1999, April 2002 and December 2018). As defined by NAREIT, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs and above and below market leases) and after adjustments for unconsolidated partnerships and joint ventures. Most industry analysts and equity REITs, including us, consider FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions and excluding depreciation, FFO is a helpful tool that can assist in the comparison of the operating performance of a company’s real estate between periods, or as compared to different companies. Management uses FFO as a supplemental measure to conduct and evaluate our business because there are certain limitations associated with using GAAP net income alone as the primary measure of our operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, while historically real estate values have risen or fallen with market conditions. Accordingly, we believe FFO provides a valuable alternative measurement tool to GAAP when presenting our operating results.

NAREIT’s December 2018 White Paper states, “FFO of a REIT includes the FFO of all consolidated properties, including consolidated, partially owned affiliates”. Additionally, since the adjustments to GAAP net income, such as depreciation and amortization, used in the reconciliation of net income (loss) to determine FFO are not allocated between shareholders and noncontrolling interests (i.e. 100% of depreciation and amortization are “added back” without reduction to reflect the noncontrolling owners’ interest in such items), the Company believes that the appropriate starting point for the calculation is the net income (loss) before allocation to noncontrolling interests.  This allows the Company to use FFO as a tool to measure the overall performance of its investment properties, as a whole, not just the portion of the investment properties controlled by Company shareholders.

Below is our company’s FFO, which is a non-GAAP measurement, for the year ended December 31, 2018:

Net income (loss)	$(2,991,153)
Depreciation of tangible real property assets (1)	1,243,385
Depreciation of tenant improvements (2)	193,170
Amortization of leasing commissions (3)	25,075
Amortization of tenant inducements (4)	11,360
Amortization of intangible assets (5)	581,693
Loss on impairment (6)	191,578
Funds from operations	$(744,892)

(1)	Depreciation expense for buildings, site improvements and furniture and fixtures.
(2)	Depreciation of tenant improvements, including those acquired as part of the purchase of the Franklin Square Property and Hanover Square North and those constructed during the years ended December 31, 2018 and 2017.
(3)	Amortization of leasing commissions paid for the Franklin Square Property and Hanover Square North during the years ended December 31, 2018 and 2017.
(4)	Amortization of tenant inducements paid for the Franklin Square Property during the year ended December 31, 2018.
(5)	Amortization of intangible assets acquired as part of the purchase of the Franklin Square Property and Hanover Square North, including leasing commissions, leases in place and legal and marketing costs.
(6)	NAREIT’s December 2018 White Paper provides guidance for the treatment of impairment write-downs. Specifically, “To the extent there is an impairment write-down of depreciable real estate … related to a REIT’s main business, the write-down is excluded from FFO (i.e., adjusted from net income in calculating FFO).”

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NAREIT’s December 2018 White Paper encourages companies reporting FFO to “make supplemental disclosure of all material non-cash revenues and expenses affecting their results for each period.” We believe that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the results provided by our operating portfolio and affect the comparability of our period-over-period performance. These items include non-cash items such as amortization of loans and above and below market leases, unbilled rent arising from applying straight line rent revenue recognition and share-based compensation expenses. Additionally, the impact of capital expenditures, including tenant improvement and leasing commissions, net of reimbursements of such expenditures by property escrow funds, is included in our calculation of AFFO. Therefore, in addition to FFO, management uses Adjusted FFO (“AFFO”), which we define to exclude such items. Management believes that these adjustments are appropriate in determining AFFO as their exclusion is not indicative of the operating performance of our assets. In addition, we believe that AFFO is a useful supplemental measure for the investing community to use in comparing us to other REITs as many REITs provide some form of adjusted or modified FFO. However, there can be no assurance that AFFO presented by us is comparable to the adjusted or modified FFO of other REITs.

Total AFFO for the year ended December 31, 2018 was as follows:

Funds from operations	$(744,892)
Amortization of above market leases (1)	214,415
Amortization of below market leases (2)	(78,045)
Straight line rent (3)	(207,432)
Capital expenditures, net of escrow reimbursements (4)	(878,157)
Increase in fair value of interest rate cap (5)	(43,361)
Amortization of loan issuance costs (6)	166,600
Share-based compensation (7)	790,340
Adjusted funds from operations (AFFO)	$(780,532)

(1)	Adjustment to FFO resulting from non-cash amortization of intangible assets recorded as part of the purchase of the Franklin Square Property and Hanover Square North.
(2)	Adjustment to FFO resulting from non-cash amortization of intangible liabilities recorded as part of the purchase of the Franklin Square Property and Hanover Square North.
(3)	Adjustment to FFO resulting from non-cash revenues recognized as a result of applying straight line revenue recognition for the Franklin Square Property and Hanover Square North.
(4)	Adjustment to FFO for capital expenditures made during the year ended December 31, 2018 for the Franklin Square Property, Hanover Square North and Greensboro Hampton Inn that will not be reimbursed by property escrow accounts. During the year ended December 31, 2018, the Company paid $1,547,391 in costs for leasing commissions, tenant inducements and tenant improvements at the Franklin Square Property and Hanover Square North and interior and exterior renovations and advance deposits for furniture and fixtures at the Greensboro Hampton Inn. During 2018, the Company received $604,290 in funds from property capital reserves held by the Greensboro Hampton Inn mortgage holder and $64,944 from the Franklin Square Property mortgage holder.
(5)	Adjustment to FFO resulting from non-cash revenues recognized as a result of increase in fair value of interest rate cap.
(6)	Adjustment to FFO for amortization of non-cash expenses recognized as a result of amortizing loan issuance costs over the terms of the respective mortgages.
(7)	Adjustment to FFO resulting from non-cash expenses recorded for share based compensation.

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About Medalist Diversified REIT

Medalist Diversified REIT Inc. is a Virginia-based real estate investment trust that specializes in acquiring, owning and managing value-add commercial real estate in the Southeast region of the U.S. The Company’s strategy is to focus on value-add and opportunistic commercial real estate which is expected to provide an attractive balance of risk and returns. The company uses a diverse approach and focuses on four property types Flex/Industrial, Multifamily, Neighborhood Shopping Centers and Limited Service Hotels. Medalist utilizes a rigorous and consistent process for sourcing and conducting due diligence of acquisitions. The Company seeks to maximize operating performance of current properties by utilizing a hands-on approach to asset management while monitoring market for acquisition opportunities and disposal of properties as considered appropriate. For more information on Medalist, please visit the Company website at https://www.medalistreit.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are based upon the Company’ s present expectations, but these statements are not guaranteed to occur. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the risk factors set forth in the Company’s Registration Statement on Form S-11 filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on March 11, 2019. We claim the safe harbor protection for forward looking statements contained in the Private Securities Litigation Reform Act of 1995.

Investor Relations Contact:
The Equity Group
Jeremy Hellman, Senior Associate
(212) 836-9626 / jhellman@equityny.com

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